SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 22, 2002

USinternetworking, Inc.
(Exact Name of Registrant as
Specified in Charter)
Debtor-in-Possession as of January 7, 2002

25737
(Commission File No.)

52-2078325
(IRS Employer
Identification No.)

Delaware
(State or Other Jurisdiction
of Incorporation)

One USi Plaza
Annapolis, Maryland 21404-7478
(Address of Principal
Executive Offices)

(410) 897-4400
(Registrant’s telephone
number, including area code)

ITEM 5. OTHER EVENTS

     On February 22, 2002 and March 22, 2002, USinternetworking, Inc., (the “Registrant”) filed with the United States Bankruptcy Court for the District of Maryland (the “Court”), the monthly operating reports, income statements, balance sheets and cash disbursements summary reports under the Court’s Forms 5, 6, 10 and 12, respectively, for the months of January and February, 2002.

ITEM 7. EXHIBITS

(c) Exhibits

99.1.	The Registrant’s Forms 5, 6, 10 and 12 for the months January and February 2002, as filed with the Court on February 22, 2002 and March 22, 2002, respectively.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USinternetworking, Inc.

By:	/s/ William T. Price
Name:	William T. Price
Title:	Vice President, General Counsel & Secretary

Date: April 1, 2002

EXHIBIT INDEX

*99.1	The Registrant’s Forms 5, 6, 10 and 12 for the months January and February, 2002, as filed with the Court on February 22, 2002 and March 22, 2002, respectively.

*	Filed herewith.